EXHIBIT 23.1


                     CONSENT OF ERNST & YOUNG LLP
                         INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Bank of New York Company, Inc. of our report dated January 30, 1998, included in the 1997 Annual Report to Shareholders' of The Bank of New York Company, Inc.

We also consent to the incorporation by reference in the following Registration Statements of The Bank of New York Company, Inc. of our report dated January 30, 1998, with respect to the consolidated financial statements of The Bank of New York Company, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997:

Registration Statement Number    Form    Description
-----------------------------    ----    -----------

No. 33-50333                      S-3    Debt Securities and Preferred Stock
No. 33-61957                      S-3    Debt Securities and Preferred Stock
No. 333-03811                     S-3    Dividend Reinvestment and Stock
                                         Purchase Plan
No. 333-15951                     S-3    Trust Preferred Securities in the
No. 333-15951-01                         amount of $700 million
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No. 333-15951-05
No. 333-40837                     S-3    Trust Preferred Securities in the
No. 333-40837-01                         amount of $500 million
No. 333-40837-02
No. 333-40837-03
No. 33-59225                      S-4    Proxy Statement related to merger
                                         with National Community Banks, Inc.
No. 33-25805                      S-4    Proxy Statement related to merger
                                         with Putnam Trust Company of Greenwich
No. 33-56863                      S-8    Employee Stock Purchase Plan,
                                         Employee Preferred Stock Plan and
                                         1993 Long-Term Incentive Plan
No. 33-57670                      S-8    Employee Stock Purchase Plan,
                                         Employee Preferred Stock Plan and
                                         1993 Long-Term Incentive Plan
No. 33-62267                      S-8    Putnam Profit Sharing Plan, Putnam
                                         Stock Option Plan and Putnam Incentive
                                         Stock Option Plan
No. 2-95764                       S-8    1984 Stock Option Plan
No. 33-20999                      S-8    1988 Long-Term Incentive Plan
No. 33-33460                      S-8    Amendment to 1988 Long-Term Incentive
                                         Plan
No. 33-49963                      S-8    NCB Employee Incentive Savings Plan


                                          \s\ Ernst & Young LLP
                                              Ernst & Young LLP

New York, New York
March 25, 1998